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Exhibit 10.5

LEASE AGREEMENT

Made and entered into at Shamir Kibbutz on            day of January 1999

Between:	Kibbutz Shamir Agricultural Cooperative Society Registered society 57-000272-5 Mobile post Galil Elyon 12135 (hereinafter: "the kibbutz")
Of the One Part
And:	Shamir Optics Development and Industry—Agricultural Cooperative Society. Kibbutz Shamir, Mobile post Galil Elyon 12135 (hereinafter: "A.C.S.")
Of the Other Part
Whereas	The Kibbutz is the owner of a tenancy right in the property as defined below, from the Israel Lands Administration;
And Whereas	The Kibbutz is the holder, correct to the date of this agreement, directly and indirectly, of the entire rights to the A.C.S;
And Whereas
The Kibbutz is the owner of the entire rights in the registered cooperative Shamir Optics Development and Industry (hereinafter: "the cooperative"), which is the owner and manager of a development, manufacturing, marketing and sales plant for spectacle lenses and formations for the manufacturing of plastic lenses for spectacles. (hereinafter: "the plant");
And Whereas	In the agreement of January 5th 1999 between the Kibbutz, the cooperative and the A.C.S, the parties agreed to the transfer of the plant to the A.C.S;
And Whereas
As part of the transfer of the plant to the A.C.S, the A.C.S wishes to sublet the property from the Kibbutz, and the Kibbutz has agreed to sublet the property to the A.C.S, as stated in this agreement hereinafter;
And Whereas	The Israel Lands Administration has agreed to the subletting subject to the special conditions hereinafter (sections 1.2-1.3 of this agreement);

Now therefore it is declared, stipulated and agreed between the parties as follows:

1.
Preface and Definitions

1.1
The preamble to this agreement and annexes attached hereto constitute an integral part hereof.

1.2
The conditions of this agreement are subject to the terms of the tenancy contract as defined in section 1.5 hereinafter, and in case of a contradiction, the conditions of the tenancy contract shall overcome the terms of this agreement

1.3
The A.C.S is aware that in relation to the tenancy contract, any act or omission of the A.C.S by way of the tenancy contract shall be regarded, towards the administration, as an act or omission of the Kibbutz.

  1.4
  This agreement, including all terms and special conditions herein, does not and shall not, in any way, diminish the rights of the Israel Agriculture Bank LTD according to the irrevocable undertakings of the Israel Lands Administration regarding the registering of a first degree mortgage in his favor and to his advantage, in as much as it relates to the area constituting the property area.

  1.5
  Definitions in this contract:

    One. "property" land of the size stated in annex a and according to the specification stated in annex a to this agreement, including all that is built and planted at present and/or in the future, including anything of permanent fixture to the ground.

    Two. "premises" a 2,740 squared metre area of the property which is not built upon.

    Three. "the structure" a two-storey built area 3,238 square metres located on the property.

    Four. "the administration" Israel Lands Administration.

    Five. "the council" The Israel Lands Council as stated in the Israel Land Administration Act, 1960, including any other body in its place under law.

    Six. "the tenancy contract" the tenancy contract between the administration and the Kibbutz of 27.12.90.

    Seven. "the owners" The owners of the land in who's name and on who's behalf the Administration manages the land, under the Israel Lands Administration Act.

    Eight.h. "the transfer agreement" an agreement of January 5th 1999 between the Kibbutz, the A.C.S and the cooperative regarding the transfer of the activity to the A.C.S.

    Nine. "base index" Consumer Price Index published on December 15, 1998.

    Ten. "the activity" development, manufacturing, marketing and sales of spectacle lenses formation for the manufacturing of plastic lenses for spectacles.

2.
Contractual Agreement of the Parties

  The Kibbutz hereby undertakes to lease to the A.C.S, and the A.C.S hereby undertakes to lease the property from the Kibbutz, thus under the conditions and for the period stated in this contract.

3.
The Lease Period

  The lease period is 20 (twenty) years commencing on 1.1.1999 and terminating on 31.12.2018 (hereinafter—"the lease period").

  During the lease period, A.C.S shall be granted, the right to reasonable access and right of way in the Kibbutz areas which are not part of the property, as required for the purpose of performing the activity.

4.
The Purpose of the Lease

4.1
The property is being let to A.C.S for the purpose of performing the activity.

4.2
A.C.S shall not be permitted to use the property or any part of it, in any manner, for any purpose other than that stated in this contract.

5.
Rent

5.1
In exchange for the subletting, A.C.S shall pay a monthly rent at the amount of 1 American dollar for every square metre of the area of the premises, and 4 American dollars for every square metre of the building area, according to the known representative dollar rate of exchange of the American dollar on the day this agreement is signed (hereinafter: "the basic rent").

  5.2
  Every two years the basic rent shall be updated according to the accepted rent for similar properties in the area of the property (hereinafter: "updated rent").

  5.3
  The updated basic rent shall be paid in NIS together with value added tax due thereon, six months in advance and against a proper tax invoice, linked to the consumer price index, in a manner by which they shall be raised at a rate equal to the rate of the raise in index known at the day of payment corresponding to the basic index.

  5.4
  Without derogating from any claim and/or relief to the Kibbutz's favour, any payment not paid by the A.C.S on time shall bear arrears interest at the average rate customary at Bank HapoalimLTD, Bank Leumi l'Israel LTD and The First Israel International Bank LTD at that time, for payments in arrears. In this section, a delay of up to seven (7) days in any payment by the A.C.S shall not be considered as a payment not paid on time.

6.
The use of the Property and A.C.S's Responsibility

6.1
The A.C.S undertakes to keep the property in a good and orderly condition as the owner would, and to perform any repairs required for maintaining the property in the same condition, at its expense. Furthermore, the A.C.S undertakes to take any legal action required for removing any trespassers and nuisances. With respect to defending the A.C.S's right of holding the property, deriving from this contract against any third party, save for the Kibbutz, the Administration and the owners of the property or anyone in their place, the A.C.S shall be permitted to use the property as its owner. The expenses of these actions by the A.C.S and their consequences shall be paid by it alone.

6.2
During the entire period of lease The A.C.S alone shall be responsible for the fulfillment of any provisions under law concerning the maintenance and use of the property and concerning the construction on the property, and for the fulfillment of any duty by law falling on the Kibbutz regarding the property—and shall bear all expenses with no right to claim compensation from the Kibbutz.

6.3
The A.C.S alone shall be responsible towards the Kibbutz, and towards any third party, for any damage to any persons body or property (including the A.C.S) and for damages imposed due to or as a result of actions or omissions in the property or with respect to its use or maintenance, and the Kibbutz shall not be liable for it.

6.4
The A.C.S undertakes to take all precautions required for the prevention of fires in the property, according to any law, and shall pay all expenses according to any law for the prevention of fires and their extinguishing, whether such payment is due from the owner or whether due from the holder.

6.5
Regarding provisions of any law which impose duties on the owners of the land or any liability for any action or omission, including tort liability, the A.C.S shall be considered as the owner and it alone shall bear any consequences and expenses for the non-compliance of the provision or for the action or omission.

    The Kibbutz shall notify the A.C.S of any suit and/or claim against it or against the Administration regarding the above cause.

  6.6
  The A.C.S declares and confirms that it has read the tenancy contract between the Kibbutz and the Administration concerning the property and has understood it, and it undertakes not to perform any action and/or omission which might lead to the breach of the above mentioned tenancy contract and/or might impose on the Kibbutz a financial liability and/or other towards the Administration and/or towards any third party.

7.
Taxes and Obligatory Payments

7.1
Commencing at the beginning of the lease period or the holding in the property—the antedated—the A.C.S shall bear alone all taxes, levies, debts and any kind of obligatory payments, municipal and governmental imposed on the property under any law, whether due from the holder of the property or from the owner of the property, whether existing in the present or in the future, during the entire period of lease, save for betterment levy with respect to any construction addition performed on the property after this date of which the Kibbutz shall bear alone. In addition, the A.C.S shall bear any fee expenditure and development costs of any form due from the property, including costs of electricity connecting, sewage and water fees, water supply arrangements, sewage installation, sewerage, road surfacing and paving, sanitary facilities and activities etc.

    Notwithstanding the above, in the case of such payments due with respect to the a period longer than the leasing period, the A.C.S shall pay a relative part of those expenses at a value equivalent to the proportion between the remainder of the leasing period and the remainder of the tenancy period of the Kibbutz according to the lease agreement, including the optional period granted to the Kibbutz according to the tenancy contract.

  7.2
  The A.C.S undertakes to pay value added tax due thereon for any one of the payments due by the A.C.S according to this agreement, according to the rate of the value added tax at the time of payment.

  7.3
  The A.C.S shall pay the property electricity, water and telephone bills, on time, and shall furnish, on demand, to the Kibbutz, copies of the paid bills mentioned above.

8.
Construction and Alterations to the Property

8.1
The A.C.S shall not be permitted to build on the property area or perform alterations to the building without the prior written consent of the Kibbutz. The Kibbutz undertakes that it shall not refuse an approval of any building or alterations as mentioned above without reasonable cause, and subject to the tenancy contract between the Kibbutz and the Administration. The Kibbutz shall be entitled to demand the eviction and cancellation of any alteration performed to the property without its consent.

    In any event, any addition and/or alteration performed in the property shall be the sole property of the Kibbutz and the A.C.S shall have no entitlement of any form in the addition and/or alteration aforesaid, save for a right of use according to the terms of this agreement.

  8.2
  In the event of any construction as aforesaid, the kibbutz shall be entitled to a first right of refusal to perform the construction work. The aforementioned right of refusal shall be applied after the A.C.S shall choose from a number of proposals and select the proposal most acceptable to it for the performance of the work, and shall notify the Kibbutz of it. If the Kibbutz decides to realize its aforesaid right, it will be entitled to demand that the A.C.S finance the building expenses, and the A.C.S undertakes to finance the building expenses (hereinafter: "the financing").

    The A.C.S shall be entitled to write off the financing from the rent which it is indebted to the Kibbutz for the property, as mentioned in section 5 at the date set for their payment.

    The remainder of the financing which is not written-off as aforesaid from the rent during the period of letting, if such exists, shall be paid by the Kibbutz with the termination of the letting period.

    The financing shall be linked to the consumer price index from the day of producing to the Kibbutz and until the day of payment by the Kibbutz and/or writing-off by the A.C.S.

  8.3
  Should the Kibbutz not realize its first right of refusal as mentioned in section 8.2 above and the A.C.S shall carry out the construction work at its expense, the actual construction costs shall be written-off from the rent in the same manner as stated in section 8.2 with respect to the return of the financing in a manner in which the writing-off shall be performed commencing at the day in which the construction work terminates.

    In case of a dispute between the parties with respect to the cost of construction, the cost shall be determined by an agreed appraiser.

  8.4
  For every squared metre added to the property as stated in

  8.5
  sections 8.2 or 8.3, the A.C.S shall pay the Kibbutz an additional rent at a sum equivalent to 2 American Dollars in addition to the fixed rent for the built area (according to the known representative exchange rate at the day of signing this agreement, updated and coordinated to the index change with respect to the basic index, as specified above), which will be added to the basic rent as stated in section 5.1 above and the provisions of section 5 above shall apply with the necessary adaptations.

  8.6
  Concerning this section "the cost of building" is the cost of the case building alone. To remove all doubt, and without derogating from section 8.1 aforesaid, it is hereby clarified that the building work which is not included in the case shall be at the expense of the A.C.S, with no possibility of writing-off as aforesaid.

9.
Transfer of the Letting and Subletting Right

  The A.C.S is forbidden to transfer to any other its right of lease or to sublet the property or any part of it, or to let the property or any part of it, or to allow the use or holding of it or any part of it, to another, directly or indirectly, and/or let anyone participate in the property or any part of it or in any entitlement deriving from the letting.

  The Kibbutz is permitted to transfer to another its rights and obligations according to this agreement, without the need for the A.C.S's consent, subject to the terms of the tenancy contract, and the A.C.S undertakes, in case of such a transfer, to fulfill all its obligations according to this agreement, towards the beneficiary of the transfer.

10.
Mortgaging

10.1
The A.C.S is not permitted to mortgage the property in any way, without prior written consent of the Kibbutz and the Administration.

10.2
It is Known to the A.C.S. that the Administration shall not allow the mortgaging or subjugation of the property, unless the mortgager undertakes, prior to giving consent, that in any case of realization of the mortgage, or as a result of executing a judgement or any other document which may be executed as a judgement, or as a result of a sale by the Execution Office Chamber or by any other authority by law—the Administration shall be paid a consenting fee due according to the tenancy contract, however the Administration's consent for the actual mortgaging shall not be conditioned by a financial payment.

11.
The Administration and Kibbutz's Entitlement to Perform Acts at the Property and Examine it

11.1
The Administration, and/or anyone on its behalf or by its permission and/or the Kibbutz and/or anyone on its behalf or by its permission, shall be permitted to enter the property at any reasonable time, for the purpose of examining the use of the property according to the provisions of the tenancy contract and this agreement and for the purpose of transferring water, sewage and gas pipes, electricity or telephone poles and extending electricity or telephone wires through the property, inside it or above it, and/or for other purposes alike. The A.C.S shall enable the Administration and/or anyone on its behalf or by its permission and/or the Kibbutz and/or anyone on its behalf or by its permission, to enter the property and perform the examinations and work aforesaid. The Kibbutz undertakes to compensate the A.C.S for any damage caused to the A.C.S as a result of these examinations or work.

  11.2
  It is hereby explicitly agreed that the aforesaid examinations in section 11.1 shall not be regarded as an knowledge on the part of the Administration and/or the Kibbutz as to a breach of any kind of this agreement, or consent to such a breach, even though measures are not been taken as a result of the breach.

12.
Alteration of the Proprty Limits and the Final Determination of its Area Size

12.1
The A.C.S hereby declares that it is aware of the fact that the area of the property and its limits are not final and that alterations may occur as a result of changes in the planning under the Planning and Construction Act, 1965, land regularization etc.

12.2
The A.C.S hereby declares that it is aware of the fact that taking measurements for the purpose of registration may discover that the area of the property is smaller or larger than the area stated in annex a of this agreement.

12.3
Should the area of the property be enlarged or reduced or its limits altered as a result of alterations as aforesaid in section 12.1, and in the event that it is discovered as stated in section 12.2 aforesaid that the area of the property is smaller or larger than the area stated in annex a of this agreement, the A.C.S undertakes to:

12.3.1
agree to any alteration to the limits and/or area of the property as determined consequent to a measuring for the purpose of registration as mentioned in section 12.1 above.

12.3.2
agree to any findings regarding the area of the property as determined after a measurement for the purpose of registering as mentioned in section 12.2 above.

12.3.3
regard the property and its new limits and area as the subject of the leasing and accept holding of it.

12.4
Should the area of the property change according to sections 12.1 and 12.2 above, in a manner by which the area available for the use of the A.C.S according to this agreement shall be reduced or enlarged, the definition of "the premises" and "the building" in the preface to this agreement shall be amended in accordance with the alteration, and the provisions of section 5 above shall apply to the amended area with the required alterations, so that the rent due for the property shall be reduced or raised in accordance with the alteration in the property area.

13.   Early Termination of the Leasing Agreement

  13.1
  This agreement shall terminate immediately if the Kibbutz holds less than 50% of the A.C.S capital stock, directly or indirectly, unless the Kibbutz receives the permission of the Administration for the continuation of the subletting despite the reduction in the holding aforesaid, and the provisions of this section shall apply with the required alterations.

  13.2
  In addition, the A.C.S shall be entitled to bring this agreement to an end at any time by notifying the Kibbutz at least 36 months in advance.

14.   Cures in Case of a Breach of the Agreement

  14.1
  Without derogating from the right for other reliefs under any law and according to this agreement, for the breach of this agreement, the parties hereby agree that any one of the breaches specified in section 14.1 hereafter shall be considered a fundamental breach of the agreement for which the Kibbutz shall be entitled to cancel the contract by giving notice in writing and with a registered letter:

  14.1.1
  A breach of any of the terms in sections 5, 8, 9 and 10.

  14.1.2
  Should the A.C.S, without the prior written consent of the Kibbutz, alter or cause the altering of the lease purpose or designation or use the property in a manner which is not compatible with them.

  14.2
  Upon the cancellation of the agreement by the Kibbutz, the A.C.S shall be obliged to:

  14.2.1
  Immediately vacate the property and return it to the Kibbutz as stated in section 15 below.

  14.2.2
  Compensate the Kibbutz for any damage and loss caused to it now or in the future as a result of the breach of the agreement and its cancellation (including damage and loss due to the letting of the property to another).

  14.3
  Without derogating from the above and from any relief or remedy to which the Kibbutz is entitled to under law, the A.C.S. undertakes to compensate the Kibbutz for any expense, loss and/or damage which it bears due to the breach of the provisions of section 6.6 above by the A.C.S.

15.   Eviction of the Property

  Upon the termination of the lease period and/or upon the termination of the tenancy period according to the lease contract and/or upon the early termination of the tenancy according to the tenancy contract regarding the property or any part of it as a result of the tenancy cancellation or for any other reason, accordingly, the antedated, the A.C.S shall be required to vacate the property or any part of it with respect to the which the leasing has terminated as stated immediately, of any person or item in a manner which will enable its return to the Kibbutz and/or the Administration, accordingly, in an orderly condition and free of any debt, attachment, mortgage, or third party rights. Should the A.C.S not comply with her obligations aforesaid, the Kibbutz or the Administration shall be entitled to perform all the stated acts at the expense of the A.C.S, and to collect all expenses paid by them, together with interest and linkage from the date of expenditure up until the day of actual payment.

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16.   Insurance

  The A.C.S undertakes to insure the property, at its expense, during the entire period of lease at terms similar to those of the existing insurance with respect to the property at the date of signing this agreement and to add the Kibbutz as a beneficiary according to the insurance policy

  The insurance shall include third party insurance, fire and natural damage insurance.

  The A.C.S undertakes to furnish to the Kibbutz, on its demand, a copy of the insurance policy as aforesaid within 30 days from the day of demand.

17.   Suspending Condition

  The validity of this agreement is suspended with the entering of the transfer agreement into effect until 1.6.1999. Upon the occurrence of the suspending condition, this agreement shall enter into effect, commencing from 1.1.1999.

  Should the suspending condition not occur, this agreement shall be cancelled,

18.   Arbitration

  18.1
  Any dispute with regard to this agreement, its application and exposition, shall be decided exclusively by a sole arbitrator, which will be appointed at the agreement of the parties, and in case of lack of agreement, he shall be appointed by the President of the Accountancy Council.

  18.2
  The arbitrator shall be subject to the substantive law and shall be obliged to give reason to his decision, however he shall not be subject to the substantive law.

19.   Miscellaneous

  19.1
  The A.C.S is prohibited, without prior written consent from the Jewish National Fund (Keren Kayemet Le'Israel), to cut and/or uproot forests and or tree coloumns, and/or tree's bearing no fruit planted by the Jewish National Fund in the property area.

    This section comes to add and not diminish the provisions of the Forest Act.

  19.2
  The A.C.S hereby declares that it has examined the property and found it suitable for its purposes and it waives any claim of incompatibility.

  19.3
  The A.C.S shall bear the payment of stamp duty for this contract.

  19.4
  The headlines of the contract sections do not constitute any part hereof and shall not serve in its commentary.

  19.5
  The A.C.S undertakes to compensate the Kibbutz for any sum which the Kibbutz is demanded to pay any person as compensation for damage which the A.C.S is liable for according to the provisions of this agreement or under any law.

  19.6
  Parties Addresses:

    The A.C.S: Shamir Kibbutz, Mobile post, Galil Elyon 12135.

    The Kibbutz; Shamir Kibbutz, Mobile post, Galil Elyon 12135.

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In witness whereof the parties have affixed their signatures:

Shamir Optics Development And Industry	Shamir Kibbutz

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TRANSLATION FOR CONVENIENCE ONLY

Agreement of Amendment

Amendment to the Lease Agreement of January 1999

Made and signed in Kibbutz Shamir on this 9th day of February 2005

Between:	Kibbutz Shamir Agricultural Society Registered Society 57-000272-5 Mobile Post Upper Galilee 12135 hereinafter: ("the Kibbutz")
of the one part;
And:
Shamir Optics Development and Industry—Agricultural Cooperative Society Ltd.
Agricultural Cooperative Society No. 57-003541-0
Of Kibbutz Shamir Mobile Post Upper Galilee 12135
Or such limited company as will derive from the
Agricultural Cooperative Society,
(hereinafter: "the Company")
of the other part;
Whereas	On 05 January 1999, the parties entered into the Lease Agreement annexed hereto as Appendix "A" (hereinafter: "the Lease Agreement"); and
Whereas
It is the Company's intention to vary on or about the Operative Date (as hereinafter defined) the corporate configuration thereof in accordance with section 345 of the Companies Law, 5759-1999, from an agricultural cooperative society to a company limited by shares in a manner whereby all its rights and obligations, including under the present Agreement, will belong to and be within the responsibility of such limited company; and
Whereas
The Company is desirous of continuing to lease from the Kibbutz and the Kibbutz is desirous of continuing to lease to the Company the Premises under the Lease Agreement and the amendment thereto in accordance with the conditions hereinafter set forth;

It is therefore declared, stipulated and agreed between the parties as follows:

1.     Preamble and Definitions

  1.1
  The preamble and the Appendices to this Agreement constitute an integral part thereof.

  1.2
  The headings to the clauses are for convenience only and are not to be used in the interpretation of this Agreement.

  1.3
  All the provisions contained in the Lease Agreement which have not been amended hereby, will remain in full force and effect.

  1.4
  The expressions defined in the Lease Agreement will when used herein, bear the same meaning as therein prescribed unless otherwise expressly defined.

  1.5
  Save where otherwise expressly stated, the following terms in the present Agreement will bear the meanings set out opposite them:

  1.5.1
  The Company—as that term is defined in the preamble to this Agreement of Amendment;

  1.5.2
  The Lease Agreement—as hereinbefore defined;

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    1.5.3
    The Operative Date—the date on which the Company's securities will be listed for trading on the Nasdaq;

    1.5.4
    The Kibbutz—as that term is defined in the preamble to this Agreement of Amendment above;

    1.5.5
    Agreement of Amendment—This Agreement amending the Lease Agreement.

2.     Condition Precedent

  This Agreement of Amendment is conditional upon the Company's securities being listed for trading on an American exchange. If the above condition precedent is not fulfilled by 31 December 2005, this Agreement of Amendment will be null and void and the parties will have no claims or demands or complaints in relation to this Agreement of Amendment. For the avoidance of any doubt in the event of this Agreement of Amendment being avoided as stated above, the provisions of the Lease Agreement will apply to the relationship between the parties hereto.

3.     Amendment of the Agreement

  3.1
  The term "A.C.S." as defined in the Lease Agreement will be replaced by the term "Company" as defined in this Agreement of Amendment.

  3.2
  Sub-section 1.5 (Eleven) will be added as follows: "Additional Rent" is the cumulative sum of the rent in respect of each constructed sq.m that will be added to the area of the Premises as mentioned in section 8.2 or 8.3 hereof, less an amount equal to the rent payable for the yard (unconstructed) areas having a size equal to that of the land on which the relevant constructed area has been erected".

  3.3
  Section 3 of the Lease Agreement will be amended in a manner whereby the words: "... lease period is 20 (twenty) years commencing on 5.1.1999 and terminating on 31.12.2018" will be replaced by "... lease period is 24 (twenty four) years and 11 (eleven) months commencing on 5.1.1999 and terminating on 31.11.2023."

  3.4
  The wording of section 5.1 of the Lease Agreement will be replaced by the following:

    "In exchange for the sub-letting, the Company will pay the Kibbutz monthly rental as follows:

    An amount in Shekels equal to US$4 for each sq.m of constructed area marked on Appendix "B" attached according to the representative rate of exchange of the U.S. dollar known on the date of actual payment;

    An amount in Shekels equal to US $1 in respect of each sq.m of yard area according to the representative rate of the US Dollar known on the date of payment. Upon the yard area or part thereof becoming a constructed area, the Company will be charged for each sq.m that has become constructed area the relevant rent as set out below that will replace the rent mentioned in this sub-section above for the yard area.

    An amount in Shekels equal to US $4 in respect of each sq.m of constructed area that will be added to the area of the premises as mentioned in sections 8.2 or 8.3 hereof by industrial construction customary for light-industry companies according to the representative rate of exchange of the US Dollar known on the day of actual payment.

    An amount in Shekels equal to US $6 in respect of each sq.m of constructed area that will be added to the area of the premises as mentioned in sections 8.2 or 8.3 hereof by standard office construction according to the representative rate of exchange of the US Dollar known on the day of actual payment.

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    In the event of industrial construction being carried out which is neither customary nor standard office construction as stated above the parties will negotiate in good faith the amount of the monthly rent to be payable in respect of such construction.

    Notwithstanding the foregoing, starting from 1.1.2005, the monthly rent for the building marked on Appendix "C" attached hereto (the oven building) will be an amount in Shekels equal to US $4 for each constructed sq.m calculated according to the representative rate of exchange of the US Dollar known on the date of actual payment.

    It is hereby clarified that the Company will be charged payment for constructed area that will be added to the area of the premises as from the inception of the actual leasing thereof by the Company. The rent mentioned in this section 5.1 will be hereinafter collectively called: "Basic rent"."

  3.5
  Section 5.2 of the Lease Agreement will be amended by replacing the words: "two years" with "five years".

  3.6
  Section 5.3 of the Lease Agreement will be amended by deleting therefrom the words: "linked to the consumer price index, in a manner whereby they shall be raised at a rate equal to the rate of the raise in index known on the day of payment corresponding to the basic index".

  3.7
  Section 8.2 of the Lease Agreement will be amended as follows:

  3.7.1
  The first two lines of the second sub-paragraph of section 8.2 will be replaced by the following:

      "The Company will be entitled to set off the financing from additional rent (as defined above) that it owes the Kibbutz in respect of the Premises mentioned in section 5 above on the date prescribed for payment thereof".

    3.7.2
    The following will be added at the end of the second line of the second sub-paragraph of section 8.2:

      "It is hereby clarified that in the event of this Agreement coming to an end for any reason whatsoever, the Kibbutz will continue to repay to the Company the financing refund payments provided the premises or any part thereof will be leased to another sub-tenant and/or use will be made by the Kibbutz thereof. Subject to the undertaking of the Kibbutz to use its best endeavors to find a tenant for the premises as stated below, in the event of the premises not being leased or used by the Kibbutz for any period following the termination of this Agreement but prior to the Kibbutz having completed repaying to the Company all the financing refund payments, the financing repayment payments will be deferred in respect of that period until the period following the expiration of the financing repayment period according to the repayments schedule that was agreed by the parties at the time the financing was granted and during which the premises will be leased to a sub-tenant and/or be used by the Kibbutz.

      The Kibbutz hereby undertakes to use its best endeavors to find tenants for the area of the premises by the time the repayment of the financing amount to the Company will have been completed.

  3.8
  The wording of section 8.3 will be replaced by the following:

    "Should the Kibbutz not realise its first right of refusal as mentioned in section 8.2 above and the Company carry out the construction work at its own expense, the actual construction cost will be set off against the additional rent in the same manner as stated in section 8.2 with respect to the repayment of the financing in a manner whereby the set off will be carried out commencing from the date on which the construction work terminates.

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    In case of a dispute between the parties with respect to the cost of the construction, the cost shall be determined by an agreed appraiser".

  3.9
  Section 8.4 will be deleted.

  3.10
  Section 13.1 will be amended in a manner whereby that stated in this section will be deleted and replaced by: "this agreement shall terminate if the administration's relevant directives published from time to time will require the termination thereof in accordance with the law."

  3.11
  Section 13.2 of the Agreement will be amended in a manner whereby that stated in this section will be deleted and replaced by: "in addition to the foregoing, after the expiration of ten years from the Operative Date and so long as this agreement is in effect, the Company will be entitled to give the Lessor 36 months' prior notice for terminating this Agreement".

  3.12
  Section 13.3 in the following text will be added: "notwithstanding the foregoing, the Company will be entitled to bring this Agreement to an end at any time provided (a) that it finds a substitute sub-tenant that will assume all the liabilities of the Company by virtue of this Agreement towards the Kibbutz; and (b) the Kibbutz has granted its prior consent to the identity of such substitute sub-tenant, it being clarified that such consent may not unreasonably be withheld. Should the Kibbutz refuse to grant its consent, it will set out the reasons for such refusal in writing."

  3.13
  Except as expressly stated herein, all the remaining sections of the Lease Agreement will remain in full force and effect without any variation.

In witness whereof the parties have set their hands:

/s/ Uzi Tzur	/s/ Efrat Cohen	/s/ Rami Ben-Zeev	/s/ Avraham Hadar

Uzi Tzur	Efrat Cohen	Rami Ben-Zeev	Avraham Hadar
Kibbutz Shamir		The Company

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LEASE AGREEMENT Made and entered into at Shamir Kibbutz on day of January 1999
It is therefore declared, stipulated and agreed between the parties as follows
In witness whereof the parties have set their hands